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                                                                   EXHIBIT 10.49

                             FLEET SERVICE AGREEMENT


         THIS FLEET SERVICE AGREEMENT (this "Agreement") is entered into as of August 19, 1999 (the "Effective Date") by and between Park 'N View, Inc. ("PNV"), with its headquarters at 11711 NW 39th Street, Coral Springs, Florida 33065 and US Xpress, with its headquarters at 4080 Jenkins Road, Chattanooga, TN 37421;

         WHEREAS, Fleet currently employs or has contracted for the services of professional truck drivers to operate its fleet of trucks; and

         WHEREAS, PNV has designed and developed the concept and equipment to:
(a) enable truck drivers to receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, voice mail, fax or other data transmission services while remaining in their vehicles parked at truckstops; (collectively, the "Services"); and

         WHEREAS, PNV provides the Services to truck drivers through various membership programs pursuant to which each member is entitled to use the Services purchased at each truckstop at which they are provided in return for a monthly membership fee; and

         WHEREAS, Fleet desires to purchase and PNV desires to provide membership to certain of Fleet's drivers to entitle them to use the Services described on Exhibit A hereto.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Fleet and PNV (hereinafter collectively being referred to as the "Parties"), intending to be legally bound, hereby mutually agree as follows:

         1. Purpose. The Parties hereby agree that PNV shall provide and Fleet shall purchase memberships for certain of Fleet's drivers pursuant to the terms of this Agreement.

         2. Number of Memberships-Drivers. Fleet desires to purchase from PNV 4500 memberships for use by certain of its professional truck drivers for the Term (as defined in Section 4) of this Agreement. Each member shall be entitled to use those Services set forth on Exhibit A at each truckstop at which they are provided. PNV shall provide to Fleet free of charge, for distribution to its drivers, 4500 PNV starter kits which shall consist of a phone, a 25 foot coaxial and telephone cable and instructions to allow the members to use the Services set forth on Exhibit A. Upon execution of this Agreement, Fleet shall provide PNV with the name and a unique all-numeric number of each such driver to enable PNV to activate each driver's membership. Fleet shall provide to PNV, on or before the twenty-fifth (25th) day of each month, the name and unique all-numeric numbers of all drivers to be included in the following months PNV membership file and for which Fleet shall purchase a membership. If Fleet does not provide PNV with an updated list on a timely basis, PNV shall bill memberships for the following month based upon the most recent list provided by Fleet. Notwithstanding anything contained herein to



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the contrary, the number of memberships to be purchased by Fleet each month during the Term shall be the greater of : (i) 4500; or (ii) the number of drivers on the active driver list.

         3. Fees.

                  (a) Fleet agrees to pay to PNV the monthly fee set forth on Exhibit A attached (plus applicable taxes) for each membership purchased by Fleet (collectively the "Monthly Fee"). PNV shall invoice Fleet for the Monthly Fee on the first day of each month for the purchase of memberships for its drivers for the previous month. Fleet shall pay the Monthly Fee to PNV on or before the tenth (10th) day of the month. Monthly Fees not paid on or before the tenth (10th) day of the month shall accrue interest at the rate of 1.5% per month until paid in full and PNV may terminate the membership of Fleet's drivers if the Monthly Fee is not received by the last day of the month. If Fleet desires to terminate the membership of any driver, PNV shall cancel the membership of the terminated driver upon receipt of the terminated driver's name and unique all-numeric number. If Fleet desires to provide memberships for additional drivers effective during the month (as opposed to the first day of the month), PNV shall, provide additional cards that will provide access to the system upon receipt of the additional driver's name and unique all-numeric number.

         4. Term. Subject to Section 5, the term of this Agreement shall be for a period of one (1) year commencing on the Effective Date (the "Term"). Upon termination of the Agreement for any reason, PNV shall be entitled to retain without offset or repayment all amounts paid to PNV by Fleet as of the date of termination.

         5. Breach. In the event that either Party shall fail in any material respect to perform any obligation under this Agreement, the other Party may in writing notify the non-performing Party that such failure constitutes a breach. If the breach is not remedied or cured within ten (10) days following receipt of the notice of breach, without limiting any other remedy which may be available, the non-breaching Party may terminate this Agreement by notice to the breaching Party.

         6. General Provisions.

                  (a) Notices. All notices required or permitted hereunder shall be in writing and, may either be delivered by overnight courier, transmitted by facsimile, or delivered by the United States Mail, postage prepaid, to the address for each Party listed above. All notices shall be deemed delivered only upon actual receipt. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to the terms of this Section 6(a).

                  (b) Miscellaneous. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. This Agreement shall be governed by the laws of the State of Florida. This Agreement shall not be modified or amended except by an instrument in writing executed by the parties to this



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Agreement. Except as required by law, the Parties agree to keep the terms and provisions of this Agreement and all information received by either Party pursuant to this Agreement strictly confidential. This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns. If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Fleet and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

                                           PARK 'N VIEW, INC., a
                                           Delaware corporation


                                           By: /s/
                                               -------------------------------
                                               Steve Conkling, President



                                           US Xpress, a
                                           Nevada Corporation


                                           By: /s/
                                               -------------------------------



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                                    Exhibit A
                              Fleet Premium Program


MONTHLY FEE: $5 per driver. Drivers are encouraged by Fleet and PNV to add cable service through payroll deduction at $20 per month.

FLEET FUNDED SERVICES: The $5 basic membership card includes full phone access with free 800 calls (without DAC charges), local calls, voice mail messaging (accessible from any phone), incoming calls, wake up call service. Does not include cable access or any free long distance phone minutes. Internet access is provided if driver has internet service provider account with a third party. Fax capability is provided if vehicle has a facsimile machine.

Driver Funded Services: The drivers will have the option to purchase, through a payroll deduct of $20 per month, premium cable TV and an hour of prepaid long distance each month.

At the conclusion of the first six months, Fleet may elect to terminate the $5 value and allow the drivers to participate at the level they choose.

The $5 fee will be waived for Fleet during the introductory period comprised of the first six months.

PNV will pay Fleet an administrative fee of $42,000 within thirty days of the sale of the Services to Fleet and its drivers to cover costs incurred by Fleet with respect to such implementation.